UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

SOLANA COMPANY

(Exact name of registrant as specified in its charter)

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Delaware	001-38445	36-4787690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Results of Operations and Financial Condition.

Appointment of Chief Operating Officer and Deputy Chief Financial Officer

On March 16, 2026, Solana Company (the “Company”) appointed Agustina “Madelene” Gani Tjandrasuwita to serve as the Company’s Chief Operating Officer and Deputy Chief Financial Officer, effective April 6, 2026 (the “Effective Date”). Ms. Tjandrasuwita, age 50, was most recently the Chief Financial Officer at Hedera Hashgraph, Inc., a decentralized blockchain company, from 2024 to 2026, where she was responsible for its financial transparency, revenue growth, risk management, governance, investor relations and global tax planning. From 2022 to 2024, Ms. Tjandrasuwita served as Head of Finance, Vice President at Aptos Labs Inc., a permissionless layer 1 blockchain company, where she oversaw financial deals, partnerships, token treasury management, and audit and tax matters. Prior to that, from 2021 to 2022, she served as Head of Finance, Vice President at Gemini (Nasdaq: GEMI), a publicly traded cryptocurrency exchange and custodian company, where she oversaw capital fundraise and IPO readiness matters. Before that, from 2018 to 2021, she served as Global Controller, Head of Global Taxes at JUUL Labs, Inc., an American electronic cigarette company, where she led global controllership functions. Ms. Tjandrasuwita received her Bachelor of Business Administration degree from the University of San Diego. She is a certified public accountant with an active license.

In connection with her appointment as Chief Operating Officer and Deputy Chief Financial Officer, the Company entered into an Offer Letter with Ms. Tjandrasuwita, dated March 13, 2026 (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Tjandrasuwita will be paid an annual base salary of $350,000 and will be eligible for (i) an annual bonus in the form of cash (or in any other form as the Company considers in its sole and absolute discretion) equivalent to 40% of her annual base salary (“Target Bonus”) and (ii) options, equity awards or restricted stock units (“Incentives”) subject to the approval of the Board of Directors. The target range of the aggregate value for the Target Bonus and Incentives is from $300,000 to $500,000. Additionally, following the initial three months of her employment, subject to the approval of the Board of Directors, Ms. Tjandrasuwita will be entitled to a one-time sign-on option award to purchase the Company’s Class A common stock under the Company’s 2022 Equity Incentive Plan, as amended, having an aggregate grant date fair value equal to $75,000. The exercise price of such option award shall be equal to the fair market value of the Company’s Class A common stock on the grant date. Such option award shall vest as to 25% of such option award in annual installments beginning on the first anniversary of the Effective Date and ending on the fourth anniversary of the Effective Date, subject to continued service through such vesting period.

The foregoing summary description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 hereto.

There are no arrangements or understandings between Ms. Tjandrasuwita and any other person pursuant to which she was selected as the Company’s Chief Operating Officer and Deputy Chief Financial Officer. There are no family relationships between Ms. Tjandrasuwita and any director or executive officer of the Company. Ms. Tjandrasuwita is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A press release announcing the appointment of Ms. Tjandrasuwita as Chief Operating Officer and Deputy Chief Financial Officer is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01 of this current report, including the press release furnished as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated as of March 13, 2026, by and between Solana Company and Agustina Gani Tjandrasuwita.
99.1	Press Release dated April 9, 2026.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLANA COMPANY.

Dated: April 9, 2026	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary

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